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                                                                 Exhibit (23)(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-32229, 333-58686, 333-76347), Form S-3 (Nos.
333-125553, 333-52560, 333-27849, 333-37241, 333-74958, 333-45556, 333-119256)
and Form S-4 (No. 33-60007, 33-55805) of CMS Energy Corporation of our report dated February 11, 2005 relating to the 2004 financial statements of Jorf Lasfar Energy Company S.C.A. which appears in the CMS Energy Corporation Form 10-K/A.


/s/ Price Waterhouse

Casablanca, Morocco
June 5, 2006